Exhibit 10.1

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this “Agreement”) is made and  entered into effective as of February 22, 2011 (the “Effective Date”) by and between INNOVATED CONCEPTS OF ETHANOL CORP., a South Dakota corporation (“ICE”), and GLOBAL EARTH ENERGY, INC., a Nevada corporation (the “Company”).  ICE and the Company may each be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Company desires to enter into a joint venture relationship with ICE pursuant to which the Company will invest a portion of its proceeds raised from the sale of its Series A preferred stock into ICE’s business operations relating to certain Ethanol Facilities (as defined in Paragraph 1 below);

NOW, THEREFORE, in consideration of the premises and mutual agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.

Investment of ICE Payment.  The Company shall pay and contribute to ICE an amount equal to fifteen percent (15%) of all proceeds raised by the Company from the sale of its Series A Preferred Stock (the “Series A Stock Offering”) (the “ICE Payment”); provided, however, that the total amount of the ICE Payment that shall be paid and contributed to ICE under this Agreement shall not exceed Forty-Five Million Dollars ($45,000,000).  All of the ICE Payment shall be used by ICE for the purpose of funding ICE’s acquisition, operation and/or management of the Ethanol Facilities.  For purposes of this Agreement, the “Ethanol Facilities” shall refer to those certain ethanol production facilities designated by ICE.  The ICE Payment shall be due and payable by the Company to ICE as follows:

(a)

An amount equal to fifteen percent (15%) of the first One Hundred Million Dollars ($100,000,000) raised by the Company in its Series A Stock Offering shall be paid to ICE within five (5) business days after the date on which the aggregate funds received by the Company under the Series A Stock Offering equal One Hundred Million Dollars ($100,000,000); and

(b)

An amount equal to fifteen percent (15%) of all proceeds raised by the Company from each subsequent sale of Series A Preferred Stock in its Series A Stock Offering over and above the first One Hundred Million Dollars ($100,000,000) shall be paid to ICE within five (5) business days after the date on which the Company makes each such subsequent sale of Series A Preferred Stock.

Notwithstanding anything in this Agreement to the contrary, this Agreement shall be null and void and of no further force and effect if the Company has not paid to ICE at  least Twenty Million Dollars ($20,000,000) under this Paragraph 1 within sixty (60) days from the Effective Date.

2.

Issuance of the Company Shares.  On the Effective Date, the Company shall issue to ICE, or any person designated by ICE, 5,000,000 restricted shares of the Company’s common stock, having a par value of $0.001 per share (the “Company Shares”).  In accepting the Company Shares, ICE acknowledges as follows:

(a)

ICE has received information provided to it in writing by the Company, or information from books and records of the Company, as specified below.  ICE understands that all documents, records and books pertaining to this investment have been made available for inspection by it, its attorney and/or its accountant and/or its “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the books and records of the Company will be available, upon reasonable notice, for inspection by ICE during reasonable business hours at the Company’s principal place of business.  ICE and/or its advisers have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning this investment in the Company Shares, and all such questions have been answered to the full satisfaction of ICE.  No oral representations have been made and, to the extent oral information has been furnished to ICE or its advisers in connection with this investment in the Company Shares, such information was consistent with all written information furnished.

(b)

Specifically, ICE was provided with access to the Company’s filings with the Securities and Exchange Commission, including the following:

(i)

The Company’s annual report to stockholders for the most recent fiscal year, any definitive proxy statement or information statement filed in connection with that annual report, and, if requested by ICE in writing, a copy of the Company’s most recent Form 10-K pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)

The information contained in an annual report on Form 10-K pursuant to the Exchange Act.

(iii)

The information contained in any reports or documents required to be filed by the Company under Sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

(iv)

A brief description of the securities being offered, the terms of this investment in the Company Shares, and any material changes in the Company’s affairs that are not disclosed in the documents furnished.

(c)

ICE (i) has adequate means of providing for its current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the economic risks of an investment in the Company Shares for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

(d)

ICE recognizes that the Company Shares as an investment involves special risks, including those disclosed to ICE by the Company.

(e)

ICE understands that the Company Shares have not been nor will be registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non-public offerings.  ICE understands that the Company Shares received by it must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.  ICE further understands that the Company has not agreed and is under no obligation to register the Company Shares on its behalf or to assist it in complying with any exemption from registration.

(f)

The Company Shares are being accepted solely for its own account for investment and not for the account of any other person and not for distribution, assignment, or resale to others and no other person has a direct or indirect beneficial interest in the Company Shares.  ICE or its advisers have such knowledge and experience in financial, tax, and business matters to enable it to utilize the information made available to it in connection with this investment in the Company Shares to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(g)

ICE is authorized and otherwise duly qualified to purchase and hold the Company Shares.

(h)

All information which ICE has provided to the Company concerning itself and its financial position, and the knowledge of financial and business matter of the person making the investment decision on behalf of ICE, is correct and complete as of the date set forth in this Agreement.

(i)

ICE understands and agrees that the following restrictions and limitations are applicable to its purchase and its resales, hypothecations or other transfers of the Company Shares pursuant to Regulation D under the Securities Act:

(i)

ICE agrees that the Company Shares shall not be sold, pledged, hypothecated or otherwise transferred unless the Company Shares are registered under the Securities Act, and the securities laws of any state or is exempt therefrom;

(ii)

A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the Company Shares:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(iii)

Stop transfer instructions to the transfer agent of the Company Shares have been or will be placed with respect to the Company Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above; and

(iv)

The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by ICE of certificate(s) or other document(s) for transfer.

(j)

ICE understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the Company Shares and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

(k)

ICE acknowledges and is aware that it never has been represented, guaranteed, or warranted to it by the Company, its directors, officers, agents or employees, or any other person, expressly or by implication, that the limited past performance or experience on the part of the Company, or any future projections will in any way indicate the predictable results of the ownership of the Company Shares or of the overall financial performance of the Company.

(l)

ICE acknowledges that ___________________________ (complete if applicable) has acted as the “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act, and (i) that he can bear the economic risk of this investment; (ii) he has relied upon the advice of the Purchaser Representative as to the merits of an investment in the Company and the suitability of such investment for ICE; and (iii) the Purchaser Representative has confirmed to it, in writing, any past, present or future material relationship, actual or contemplated, between the Purchaser Representative or its affiliates and the Company or its affiliates.

(m)

ICE acknowledges that the Company has made available to it or the Purchaser Representative, if any, or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to it and to evaluate the merits and risks of this investment.

(n)

ICE confirms that he has consulted with the Purchaser Representative, if any, or other personal advisers and that the Purchaser Representative or other advisers have analyzed the information furnished to it and the documents relating thereto on its behalf and have advised it of the business and financial aspects and consequences of and potential liabilities associated with its investment in the Company Shares.  ICE represents that he has made other risk capital investments or other investments of a speculative nature, and by reason of its business and financial experience and of the business and financial experience of those persons it has retained to advise it with respect to investments of this nature.  In reaching the conclusion that it desires to acquire the Company Shares, ICE has carefully evaluated its financial resources and investments and acknowledges that it is able to bear the economic risks of this investment.

(o)

ICE acknowledges that all information made available to it and/or the Purchaser Representative, if any, and/or personal advisers in connection with its investment in the Company Shares, including the information furnished to it, is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of the Company.

(p)

ICE is an “Accredited Investor” as defined in Rule 501(a) of the Securities Act.

(q)

ICE agrees to indemnify and hold harmless the Company and its affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys’ fees) which they may incur by reason of the failure of ICE to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by ICE herein, or in any document provided by ICE to the Company.

3.

Profits Interest.  In consideration of the ICE Payments and the issuance of the Company Shares as provided in Paragraphs 1 and 2, the Company shall receive a twenty percent (20%) profits interest in each Ethanol Facility for which ICE uses all or any portion of an ICE Payment to fund the acquisition, operation and/or management of such Ethanol Facility; provided, however, that the Company’s profits interest in any Ethanol Facility shall terminate ten (10) years from the date on which all or any portion of an ICE Payment is first invested by ICE in such Ethanol Facility.  The Company shall not be guaranteed any minimum return during any period in which it holds a profits interest in an Ethanol Facility.  For purposes of clarity, the Company shall not be entitled to any form of equity or profits interest in an Ethanol Facility following expiration of its profits interest in such Ethanol Facility as provided in this Paragraph 3.

4.

Advisory Board.  Until the later to occur of the expiration of the Term (as defined in Paragraph 5) or the expiration of all of the Company’s profits interests in the Ethanol Facilities under Paragraph 3 above, ICE shall be entitled to appoint one (1) member to the Company’s advisory board (the “ICE Appointee”).  The ICE Appointee shall serve at the pleasure of ICE and until his or her removal, death, or resignation.  ICE shall be entitled to remove the ICE Appointee in its sole discretion at any time upon written notice to the Company.  In the event of a vacancy in the position of the ICE Appointee, whether due to removal or otherwise, ICE shall appoint a new ICE Appointee as soon a reasonably possible following the occurrence of such vacancy.

5.

Term.  The term of this Agreement shall commence on the Effective Date and shall continue until the earlier to occur of the following: (a) the date on which the total amount of ICE Payments paid by the Company under Paragraph 1 equals Forty-Five Million Dollars ($45,000,000); (b) the termination of the Series A Stock Offering, or (c) the mutual written agreement of the Parties to terminate this Agreement (the “Term”).

6.

Representations and Warranties.

(a)

The Company hereby represents and warrants to ICE the following:

(i)

The Company is a corporation duly incorporated and validly existing under the laws of Nevada;

(ii)

The Company has all requisite corporate power and authority to execute and deliver, and perform its obligations under, this Agreement; and

(iii)

Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of its obligations hereunder will: (x) conflict with, violate, or result in a breach under any term or provision of (A) its Articles of Incorporation or Bylaws, or any shareholder agreement or other agreement with or among its shareholders, or (B) any contract, agreement, or other instrument to which the Company is a party or by which its assets are bound; or (y) violate or conflict with any applicable law, rule or regulation or any order, judgment or decree applicable to the Company or any of its assets.

(b)

ICE hereby represents and warrants to the Company the following:

(i)

ICE is a corporation duly incorporated and validly existing under the laws of South Dakota;

(ii)

ICE  has all requisite corporate power and authority to execute and deliver, and perform its obligations under, this Agreement; and

(iii)

Neither the execution and delivery of this Agreement by ICE nor the performance by ICE of its obligations hereunder will (x) conflict with, violate, or result in a breach under any term or provision of (I)  its Articles of Incorporation or Bylaws, or any shareholder agreement or other agreement with or among its shareholders, or (II) any contract, agreement, or other instrument to which ICE is a party or by which its assets are bound; or (y) violate or conflict with any applicable law, rule or regulation or any order, judgment or decree applicable to ICE or any of its assets.

7.

Relationship of the Parties.  The Parties acknowledge and agree that their relationship under this Agreement shall be that of independent contracting parties.  No Party shall have any authority to bind or act for the other Party by virtue of the relationship contemplated by this Agreement.  No Party shall be responsible for paying or withholding on behalf of the other Party any foreign, federal, state, or local income tax, payroll tax, or other tax of any kind.  No Party shall assume or otherwise be liable or responsible for any indebtedness or other obligation of the other Party.

8.

Confidentiality.

(a)

Each Party acknowledge and agree that it may, in connection with the transactions contemplated under this Agreement or as a result of the relationship provided for herein, be provided with and/or have access to certain confidential and proprietary sensitive business information, and/or trade secrets of or relating to the other Party (whether or not in writing or designated as confidential), including, without limitation, information relating to its business, operations, strategies, finances, customers, suppliers, employees, products, services, inventions or ideas (hereafter collectively referred to as “Confidential Information”).  Notwithstanding the foregoing, the following types of information shall not be included within the definition of Confidential Information hereunder: (i) information which, at the time of disclosure, is or was in the public domain; (ii) information which, at the time of disclosure, is or was already in the Receiving Party’s possession as substantiated in writing; and (iii) information which, subsequent to the time of disclosure, enters the public domain without the Receiving Party’s breach of this Agreement.

(b)

Each Party receiving Confidential Information (the “Receiving Party”) of the other Party (the “Disclosing Party”) hereby covenants and agrees it shall: (i) utilize the Confidential Information solely in connection with performing its obligations under this Agreement and shall not utilize such Confidential Information for any other purpose, whether directly or indirectly or for itself or on behalf of others, including, without limitation, for any business or purpose which is competitive with the Disclosing Party; (ii) treat, and cause the Receiving Party’s officers, directors, agents, employees and representatives to treat, all such Confidential Information as confidential and proprietary business information and trade secrets of the Disclosing Party, (iii) maintain policies and procedures designed to ensure the confidentiality and safekeeping of such Confidential Information, using at least the same degree of care as the Receiving Party uses to protect its own Confidential Information, but in no event less than a reasonable degree of care, and (iv) not, directly or indirectly, divulge, without the prior written consent of the Disclosing Party, disclose or otherwise make any Confidential Information available to third parties other than the Receiving Party and its officers, directors, employees, and agents who have a need to know such Confidential Information for the purpose of carrying out the Receiving Party’s obligations under this Agreement.

(c)

The confidentiality obligations of the Parties under this Paragraph 8 shall survive the termination of this Agreement.  The parties acknowledge and agree that the terms and provisions of this Paragraph 8 relating to the treatment of Confidential Information are reasonable in all respects and, if breached by either Party, would cause irreparable harm to the other Party, for which damages would be difficult or impossible to calculate.  This Paragraph 8, therefore, shall be enforceable by injunction or other equitable relief.  This remedy shall be in addition to and cumulative with any and all other remedies available to a Party at law or in equity.

9.

Intellectual Property.  Each Party acknowledges and agrees that each Party shall at all times remain the sole and exclusive owner of each Party’s respective intellectual property (whether owned by such Party on or before the Effective Date or created, discovered, or owned by such Party after the Effective Date), including, without limitation, any trademarks, copyrights, patents, and other proprietary rights of such Party, and that this Agreement shall not provide any Party with any right, title or interest in or to use any such intellectual property of the other Party.

10.

Indemnification.  Each Party shall defend, indemnify and hold the other Party and its officers, directors, employees, agents and affiliates (an “Indemnified Party”) harmless from and against any and all claims, losses, liabilities, costs, damages, and expenses (including reasonable attorney’s fees and legal costs), that an Indemnified Party may incur from and after the Effective Date, arising from, in connection with, or as a result of any breach by the indemnifying Party of this Agreement, including, without limitation, any breach of the representations, warranties, covenants or agreements set forth herein.  The Parties’ indemnification obligations under this Paragraph 10 shall survive the termination of this Agreement.

11.

Limitation of Liability.  Except as may be required by Paragraph 10 of this Agreement, no Party shall be liable to the other Party for any indirect, incidental, economic, special, punitive or consequential damages, whether for breach of contract, negligence or under any other cause of action, resulting from or arising out of the relationship contemplated under this Agreement.

12.

The Nature and Survival of Representations, Covenants and Warranties.  All statements and facts contained in any memorandum, certificate, instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement.  All representations, covenants and warranties of the parties shall survive the Effective Date.

13.

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to ICE, addressed to Mr. Jim Zook at 1900 Stoney Point Road, Madison, South Dakota 57042, telephone (517) 819-4249, telecopier (517) 676-9728, and email jezook@yahoo.com; and if to the Company, addressed to Mr. Sydney A. Harland at 1213 Culberth Drive, Wilmington, North Carolina 28405, telephone (910) 270-7749, telecopier (910) 270-6640, and e-mail sydneyharland@globalearthenergy.com.  Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

14.

Assignment; Binding Effect.  Neither Party may assign this Agreement or their respective rights or obligations hereunder without the prior written consent of the other Party hereto.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

15.

Severability.  Any provision of this Agreement which is deemed invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof or rendering any other provision of this Agreement invalid, illegal or unenforceable.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible such that the transactions contemplated hereby are fulfilled to the fullest extent possible.

16.

Law Governing; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any conflicts of laws provisions thereof.  Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in Hanover County, North Carolina, as well as of the Courts of the State of North Carolina in Hanover County, North Carolina over any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

17.

Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all Parties hereto.

18.

No Third Party Beneficiaries.  This Agreement is entered into for the sole benefit of the Parties, and except as specifically provided herein, no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

19.

Entire Agreement; Amendments; Attachments.  This Agreement represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes all prior oral and written agreements and all contemporaneous oral negotiations, commitments and understandings between the Parties.  This Agreement shall only be amended or modified by a written instrument executed by both Parties.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the Effective Date.

INNOVATED CONCEPTS OF ETHANOL CORP.

By  /S/ Jim Zook

    Jim Zook, Chief Executive Officer

GLOBAL EARTH ENERGY, INC.

By /S/ Sydney A. Harland

    Sydney A. Harland, Chief Executive Officer